UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

Commission File Number 1-5924
TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	86-0062700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (520) 571-4000
Former name, former address and former fiscal year, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On August 14, 2024, Tucson Electric Power Company (TEP) issued a press release related to the agreement described in Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.
On August 12, 2024, TEP entered into an Engineering, Procurement, and Construction Agreement to develop a standalone Battery Energy Storage System (BESS) facility at a cost of $268 million. TEP will own and operate the facility, which will be located in southeast Tucson and have a nominal capacity rating of 200 megawatts (MW) and storage capacity of 800 MW hours. The BESS facility is expected to be placed in service in the first half of 2026.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	TEP press release dated August 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: August 14, 2024	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President and Chief Financial Officer
(On behalf of the registrant and as Principal Financial Officer)